UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

                         VGambling Inc.

(Exact name of registrant as specified in its charter)

                                         Nevada

(State or other jurisdiction of incorporation)

                                 333-156302

(Commission File Number)

                                 26-3062752

(IRS Employer Identification No.)

Commercial Centre, Jolly Harbour

           St. Mary’s, Antigua and Barbuda

(Address of principal executive offices and Zip Code)

                                       905-580-2978

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities

The Company sold 4,240,000 shares of its common stock and 4,240,000 warrants for gross proceeds of $636,000 in various private placements between February 28, 2017 and March 31, 2017.

The warrants have an exercise price of $0.15 per share and 2,573,333 warrants expire three years from the date of issuance and 1,666,667 warrants expire five years from the date of issuance.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the securities described above.  The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2017

VGAMBLING INC.

By: /s/ Grant Johnson

     Grant Johnson

     Chief Executive Officer